Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2022, with respect to the financial statements of NuScale Power, LLC included in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-264910) and related Prospectus of NuScale Power Corporation for the registration of shares of its Class A common stock and Warrants to purchase Class A common stock.

/s/ Ernst & Young LLP

Portland, OR

June 13, 2022